                                                                    EXHIBIT 23.3

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Main Street Trust, Inc. on Form S-4 of our report dated February 6, 2004, with respect to the consolidated financial statements of Main Street Trust, Inc. and its subsidiaries which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                                        /s/ McGladrey & Pullen, LLP

Champaign, Illinois
December 22, 2004